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                                                                EXHIBIT 99

COOPERS                               COOPERS & LYBRAND L.L.P.
&LYBRAND
                                      A PROFESSIONAL SERVICES FIRM


REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
First Franklin Corporation and Subsidiary
Cincinnati, Ohio

  We have audited the accompanying consolidated balance sheet of First Franklin Corporation and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Franklin Corporation and Subsidiary as of December 31, 995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

  As discussed in Notes 1 and 2 to the financial statements, the Company changed its method of accounting for certain investment securities in 1994.

/s/Coopers & Lybrand L.L.P.

Cincinnati, Ohio
February 2, 1996, except for Note 10, for which the date is February 20, 1996